UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                Date of Report (Date of earliest event reported)
                     September 28, 1999 (September 3, 1999)
                     --------------------------------------


                           COMTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



      New Mexico                       0-12116                   75-2456757
      ----------                       -------                   ----------
   (State or other                  (Commission                (IRS Employer
    Jurisdiction                    File Number)             Identification No.)
  Of Incorporation)

 9350 East Arapahoe Road, Suite 340, Englewood, Co.                 80112
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 662-1198



                        This Document consists of 3 pages

Item 4:  Change in Registrant's Certifying Independent Public Accountant


On September 3, 1999 the Board of Directors of ComTec International, Inc. ("the Company") voted to terminateHixson, Marin, Powell & DeSanctis, P.A., Certified Public Accountants as the Company's independent auditors, effective September 3, 1999 and appointed as its new certifying independent auditors, Grabau & Company, Certified Public Accountants, a Professional Corporation as its new Independent Public Auditor. Hixson, Marin, Powell & DeSanctis, P.A.'s report on the Company's financial statements during the two most recent reported fiscal year (years ended 6/30/97 and 6/30/98) contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles except as follows:

Hixson, Marin, Powell & DeSanctis, P.A.'s report on the Company's financial statements during the two most recent reported fiscal years (years ended 6/30/97 and 6/30/98) contained the following paragraph:

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of notes to consolidated financial statements, the Company experienced net losses for the years ended June 30, 1998 and 1997 of $3,029,900 and $5,115,300 and has experienced net losses from inception (March 15, 1994) to June 30, 1998 of $11,704,900. In
         addition, the Company's principal sources of cash flows have been through the sales of its common shares ($1,138,900) and from borrowings under financing activities ($5,579,600). The borrowings under financing activities may cause severe liquidity problems. No assurances can be given to the continuation of the sales of securities or continued ability to obtain short or long term borrowings to maintain the Company's present cash flow requirements. The Company's recurring losses from operations and limited capital resources raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in
         Note 2 of notes to consolidated financial statements. To date the Company has been dependent on its major shareholder group for debt and equity financing. There is no assurance that this shareholder group will continue as a source of new funds. The Company's ability to achieve the elements of its business plan, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business is uncertain. As discussed in Notes 13 and 14 of the of notes to consolidated financial statements, the Company is a defendant in various matters relating to stock transactions and an employment agreement. Because of the present stage of litigation, the ultimate outcome of these matters cannot presently be determined, Accordingly, no provisions for losses and liabilities that may result therefrom have been made in the accompanying consolidated financial statements. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

 1. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Hixson, Marin, Powell & DeSanctis, P.A., on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hixson, Marin, Powell & DeSanctis, P.A., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

2. None of the "reportable events" described in Item 304(a)(1)(ii) of Regulation S-K occurred with respect to the Company within the past two fiscal years and the subsequent period to the date hereof.

3. Effective September 3, 1999 the Board of Directors engaged Grabau & Company, Certified Public Accountants, a Professional Corporation, Certified Public Accountants, as its principal independent accountants. During the last two fiscal years and the subsequent interim periods to the date hereof, the Company did not consult Grabau & Company, Certified Public Accountants, a Professional Corporation regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

4. The Company has requested Hixson, Marin, Powell & DeSanctis, P.A., to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Hixson, Marin, Powell & DeSanctis, P.A., agrees with the statements contained in the first, second and third paragraphs above. A copy of the letter from Hixson, Marin, Powell & DeSanctis, P.A., will be filed as an amendment to this 8K report when received.



                                   SIGNATURES

                                                 ComTec International, Inc.
                                                 --------------------------
                                                         (Registrant)

Date:   September 28, 1999
                                s/s Gordon Dihle
                                ----------------------------------------
                                Gordon Dihle - Authorized Officer, CFO
                                and Secretary.



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